EXHIBIT 99.1
                                                                    ------------


FOR IMMEDIATE RELEASE

         HOLLINGER INTERNATIONAL INC. ANNOUNCES SETTLEMENT BY CERTAIN OF
        ITS CURRENT AND FORMER INDEPENDENT DIRECTORS OF CLAIMS ASSERTED
       IN DERIVATIVE ACTION FILED BY CARDINAL VALUE EQUITY PARTNERS, L.P.

      COMPANY ALSO PROVIDES UPDATE ON FINANCIAL RESULTS REPORTING SCHEDULE

NEW YORK, NY, MAY 3, 2005 -- Hollinger International Inc. (NYSE:HLR) ("the Company") today announced that certain of its current and former independent directors have entered into an agreement to settle claims brought against them in a derivative action filed by Cardinal Value Equity Partners ("Cardinal") in December 2003. The agreement, providing for the payment of $50 million, is subject to court approval and is conditioned upon funding of the settlement amount by proceeds from certain of the Company's executive and organization liability insurance policies. If the settlement is approved and funded, the settlement proceeds will be paid to the Company.

Approval for the funding by the insurers will be sought in the Superior Court of Justice in Ontario, Canada. If that Court approves the funding, the settlement will then be subject to approval by the Delaware Court of Chancery.

The current independent directors of the Company that are parties to the Cardinal settlement agreement are: Richard R. Burt, Henry A. Kissinger, Shmuel Meitar, and James R. Thompson. The former independent directors also parties to the settlement are: Dwayne O. Andreas, Raymond G. Chambers, Marie Josee-Kravis, Robert S. Strauss, A. Alfred Taubman, George Weidenfeld, and Leslie H. Wexner. Cardinal had previously dismissed Special Committee members Graham W. Savage, Raymond G.H. Seitz and Gordon A. Paris as defendants, and under the settlement, Cardinal will not be able to replead the claims against them.

Cardinal's claims involve matters arising during the latter half of the 1990's and continuing through 2003 that were also the subject of the report of the Special Committee of the Company's Board of Directors that was filed with the Securities and Exchange Commission on August 30, 2004. All of the directors who are party to the settlement of claims with Cardinal have denied any wrongdoing or liability, and the settlement agreement contains no admission of wrongdoing or liability by any of them.

The other defendants named in the Cardinal suit, who are not parties to this settlement agreement, are: Conrad M. Black, Barbara A. Black, Daniel W. Colson, Richard N. Perle, F. David Radler, Peter Y. Atkinson, Bradford Publishing Company, and Horizon Publications, Inc. The Company, through the Special Committee, has previously announced a settlement of its claims against Mr. Atkinson, and the Company anticipates that the Atkinson settlement will be presented to the Delaware Court of Chancery for approval in conjunction with the independent director settlement.

The Special Committee continues to pursue the Company's claims in the U.S. District Court for the Northern District of Illinois against Mr. and Mrs. Black, Mr. Radler, Mr. Colson, Mr. Perle, John A. Boultbee, Hollinger Inc., Ravelston Corporation Limited, and Ravelston Management Inc.

UPDATE ON TIMING OF FILING OF FINANCIALS

Separately, the Company today said that it anticipates filing its quarterly reports for 2004 before the end of the current month, and its Annual Report on Form 10-K for the year ended December 31, 2004 prior to the end of August. The Company expects to become current upon the filing of its third quarter 10-Q in November 2005.

Hollinger International Inc. is a newspaper publisher whose assets include THE CHICAGO SUN-TIMES and a large number of community newspapers in the Chicago area, a portfolio of new media investments and a variety of other assets.

CERTAIN STATEMENTS MADE IN THIS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "ACT"). FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, ANY STATEMENT THAT MAY PREDICT, FORECAST, INDICATE OR IMPLY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS, AND MAY CONTAIN THE WORDS "BELIEVE," "ANTICIPATE," "EXPECT," "ESTIMATE," "PROJECT, "WILL BE," "WILL CONTINUE," "WILL LIKELY RESULT," "IS SUBJECT TO," OR SIMILAR WORDS OR PHRASES. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES ARE DETAILED FROM TIME TO TIME IN REPORTS FILED BY HOLLINGER INTERNATIONAL WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING IN ITS FORMS 10 K AND 10 Q. NEW RISK FACTORS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR MANAGEMENT TO PREDICT ALL SUCH RISK FACTORS, NOR CAN IT ASSESS THE IMPACT OF ALL SUCH RISK FACTORS ON THE COMPANY'S BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS. GIVEN THESE RISKS AND UNCERTAINTIES, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS AS A PREDICTION OF ACTUAL RESULTS.


CONTACTS:

Molly Morse
Kekst and Company
212-521-4826
molly-morse@kekst.com

Jeremy Fielding
Kekst and Company
jeremy-fielding@kekst.com
1-212-521-4825